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                                                                  EXECUTION COPY

               AMENDMENT No. 1 dated as of November 1, 2001 (this "AMENDMENT"), to the Credit Agreement dated as of May 17, 2001 (the "CREDIT AGREEMENT"), among IMC GLOBAL INC. (the "COMPANY"), the Borrowing Subsidiaries party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent.

     A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

     B. The Company has informed the Administrative Agent that the Company wishes to effect the Salt Disposition (as such term is defined in the Credit Agreement) pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of October 13, 2001, among the Company, Salt Holdings Corporation, YBR Holdings LLC and YBR Acquisition Corp. (the "MERGER AGREEMENT").

     C. The Company has requested that certain provisions of the Credit Agreement be amended to permit the transaction described above.

     D. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

     E. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO SECTION 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following text to the end of the definition of "Salt Disposition":
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     The term "Salt Disposition" shall also include any transaction pursuant to which such stock or assets of IMC Inorganic Chemicals Inc. and its Subsidiaries that comprise all or substantially all of such discontinued operations are transferred to a wholly owned Subsidiary and, subsequently,
     (i) the shares of such Subsidiary are sold or (ii) such Subsidiary is merged into or consolidated with any other Person, or such Person is merged into or consolidated with such Subsidiary, PROVIDED that such merger (A) results in such Subsidiary ceasing to be a Subsidiary and (B) is treated as a sale of such Subsidiary for the purposes of Section 6.05.

     SECTION 2. AMENDMENT TO SECTION 6.01. Paragraph (b) of Section 6.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such paragraph (b):

     Notwithstanding the foregoing, any Subsidiary shall be permitted to issue any preferred stock or other preferred Equity Interest directly to the Company, PROVIDED that any such preferred stock or other preferred Equity Interest may not be sold, transferred or otherwise disposed of by the Company to any Person unless, after such sale, transfer or other disposition, such Subsidiary shall no longer be a Subsidiary.

     SECTION 3. AMENDMENTS TO SECTION 6.02. Paragraph (a) of Section 6.02 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the text "and" at the end of clause (x) of paragraph (a) of Section 6.02 of the Credit Agreement.

     (b)  by deleting the text "." at the end of clause (xi) of paragraph (a) of
Section 6.02 of the Credit Agreement and substituting the text "; and" therefor.

     (c) by adding the following new clause (xii) at the end of paragraph (a) of Section 6.02 of the Credit Agreement:

     (xii) Liens on any promissory notes or Equity Interests received as consideration for the Salt
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     Disposition and held in escrow pursuant to the terms of the Salt
     Disposition.

     SECTION 4. AMENDMENTS TO SECTION 6.03. Paragraph (a) of Section 6.03 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the text "and" at the end of clause (iii) of paragraph (a) of Section 6.03 and substituting the text "," therefor.

     (b)  by deleting the text ";" at the end of clause (iv) of paragraph (a) of
Section 6.03 and substituting the text "and" therefor.

     (c)  by adding the following new clause (v) immediately following clause
(iv) of paragraph (a) of Section 6.03:

     (v) any Subsidiary may convert, consolidate or merge with or into any other Person or Persons if (A) after the consummation of such transaction, such Subsidiary is no longer a Subsidiary and (B) such transaction is permitted by Section 6.05 (it being understood that any such transaction shall be deemed to be a sale of such Subsidiary for the purposes of Section 6.05);

     SECTION 5. AMENDMENTS TO SECTION 6.10. Section 6.10 of the Credit Agreement is hereby amended as follows:

     (a)  by deleting the text "and" at the end of clause (ix) of the proviso to
Section 6.10 and substituting the text "," therefor.

     (b)  by deleting the text "." at the end of clause (x) of the proviso to
Section 6.10 and substituting the text ", and" therefor.

     (c)  by adding the following new clause (xi) immediately following clause
(x) of the proviso to Section 6.10:

     (xi) clause (a) of the foregoing shall not apply to any such restrictions or conditions contained in any agreement entered into by the Company or any of its Subsidiaries with respect to the
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     promissory notes or Equity Interests received as consideration for the Salt
     Disposition and held in escrow pursuant to the terms of the Salt
     Disposition.

     SECTION 6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

     (a) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (b) The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

     (c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

     SECTION 7. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first written above when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (a) each of the Borrowers and (b) the Required Lenders.

     SECTION 8. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

     SECTION 9. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     SECTION 10. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

     SECTION 11. EXPENSES. The Company agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 12. HEADINGS. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

        [The remainder of this page has been left blank intentionally.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                        IMC GLOBAL INC.,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        PHOSPHATE RESOURCE PARTNERS LIMITED
                                        PARTNERSHIP,

                                        By: IMC Global Inc., its
                                        Administrative Managing General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        And by: FMRP Inc., its General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        IMC PHOSPHATES COMPANY,

                                        By:  IMC Phosphates MP Inc., its
                                        Managing Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



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                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative
                                        Agent,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title: